UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2007

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 6, 2007, the Board of Directors of Hercules Offshore, Inc. (the “Company”) fixed April 24, 2008 as the date of the 2008 Annual Meeting of Stockholders of the Company and March 3, 2008 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.

If a stockholder desires to bring a matter before the annual meeting, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in the Company’s bylaws. The bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to the Company’s corporate secretary. With respect to the 2008 annual meeting of stockholders, the date of which is more than 30 days before the anniversary date of the 2007 annual meeting (which was held on July 11, 2007), notice by the stockholder must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the later of the 120th day prior to such annual meeting of stockholders or the tenth day following the day on which the Company first publicly announces the date of such meeting. Accordingly, under the bylaws, notice with respect to the 2008 annual meeting of stockholders must be received by the Company’s corporate secretary no later than December 26, 2007. The notice must set forth the information required by the provisions of the bylaws dealing with stockholder proposals and nominations of directors.

All notices should be directed to Corporate Secretary, Hercules Offshore, Inc., 11 Greenway Plaza, Suite 2950, Houston, Texas 77046, Attention: Stockholder Notices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: December 11, 2007	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary